Exhibit 10.20

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED
INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT
MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR

CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Information Technology Service Framework Contract

Contract No.: BJHX-20211008-01

Party A: Beijing Hangtian Kadi Technology Development Institute

Mailing address: Room 2006, Building 21, R&F Shengyueju, Jiugong Town, Daxing District, Beijing

Contact: Zhao Pengxue

Contact number: [*]

Party B: Beijing Haoxi Digital Technology Co., Ltd.

Mailing address: Room 801, Block C, 8th Floor, 103rd Floor, Huizhongli, Chaoyang District, Beijing

Contact: Xu Lei

Contact number: [*]

Party A and Party B sign this contract in accordance with the “Contract Law of the People’s Republic of China” and other relevant laws and regulations, on the basis of equality, voluntary consultation and consensus, and in line with the principles of honesty and trustworthiness, mutual benefit and common development.

Article 1, Definition

1.	Cooperative products: Party A has independent and complete legal rights (including but not limited to ownership and related intellectual property rights), or Party A has the basic product or service content legally authorized to entrust Party B with specific information services.

2.	Party B platform: Refers to Party B’s agency operation platform or other third-party channels or platforms that cooperate with Party B.

3.	Cooperation mode: the following (2 and 4) modes

1)	CPA (Cost Per Action) is the mode of charging according to the actual effect of information services. The user successfully downloads, installs, and opens the cooperative product through Party B’s platform as a valid installation and activation, which generates a valid CPA.

2)	CPT (Cost Per Time): the mode of billing according to the effective provision time of information services.

3)	CPD (Cost Per Download) refers to the mode of recharging the bidding system on the delivery platform and charging according to the download volume.

4)	CPC (Cost Per Click): the mode of charging according to the user’s effective click.

5)	CPM (Cost Per Mille): costs per thousand people

4.	Information service: refers to a service that displays and releases cooperative product information on the relevant pages or interfaces of Party B’s platform or third-party channel platform, including but not limited to consulting services, account opening services, content maintenance, after-sales support, product Training, content publishing, event execution and other projects.

5.	Information service fee: refers to the information service remuneration that Party B should obtain according to the cooperation mode agreed by both parties.

Article 2, Service Period

Service period: from October 8, 2021 to December 31, 2022.

Article 3, Service Content

1.	The original contract can be used repeatedly during the cooperation period and is binding on both parties.

2.	Party B shall provide Party A with information services in accordance with this agreement.

3.	After Party B inquires and receives Party A’s corresponding fees, it will be used as an effective confirmation basis for the start of Party B’s information service.

Article 4, Information Service Fees and Settlement Payment Methods

1.	Payment method: Party A will pay Party B the fee by bank transfer.

2.	Party B’s bank account information is as follows:

3.	Account name: Beijing Haoxi Digital Technology Co., Ltd.

4.	Account opening bank: [*]

5.	Account number: [*]

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6.	Issuing an invoice:

Party B shall issue to Party A a special value-added tax invoice that meets the requirements of the national tax authority according to the actual payment amount of Party A each time. The taxable service category of the invoice is “technical service fee” and the tax rate is 6%.

The billing information of Party A is as follows:

Invoice payable to: Beijing Hangtian Kadi Technology Development Institute

Invoice content: technical service fee

Taxpayer Identification Number: [*]

Address: Room 301-08, 09, 10, 11, 3rd Floor, Building 13, No. 15, Jingsheng South 2nd Street, Tongzhou District, Beijing

Tel: [*]

Bank name: [*]

Bank account number: [*]

7.	Both parties shall bear all kinds of taxes and fees arising from the income generated under this contract; Party A shall bear the service fee arising from the information service fee paid by Party A to Party B.

Article 5, Party A’s Rights and Obligations

1.	Party A shall provide Party B with the content of the cooperative products under this contract (including but not limited to materials, design samples, product forms, etc.) by email 5 working days before the expected promotion of the cooperative products, for Party B to provide information service. Party B shall not be liable for any accidents such as promotional delay or non-execution caused by Party A’s inability to provide cooperative product content on time, and Party A shall bear any losses caused to Party B.

2.	During the information service period, if Party A needs to update or change, including but not limited to icons or text, etc., Party A shall notify Party B in writing 5 working days in advance and send the replacement icon or text to Party B.

3.	Party A guarantees that the text, pictures, technology, software and other cooperation product content provided do not violate any laws and regulations and public moral principles and do not constitute an infringement of any rights of third parties, including but not limited to infringement of third party’s intellectual property rights, Right of reputation, portrait right and other legal rights. If Party A’s violation of this guarantee causes any dispute, or Party B has reason to believe that Party A’s actions will lead to such a situation, Party A shall be responsible for its own and complete settlement, and Party B shall not bear any responsibility. Party A shall compensate Party B for all losses suffered thereby, and Party B has the right to terminate this contract at any time.

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4.	Party A guarantees that the cooperation products provided do not contain viruses, Trojan horses, or other harmful programs and codes in the programs and pages, and there are no malicious link jumps, hidden fees, and other things that may cause damage to the user’s privacy or property during use. The situation of loss; it cannot be discovered during Party B’s verification, but after being discovered by Party B’s platform during the information service delivery process, Party B has the right to immediately stop the information service to Party A based on the feedback from Party B’s platform. In this case, if Party B’s platform requires If Party B assumes corresponding responsibilities, Party A shall be responsible for assuming the corresponding legal responsibilities and compensate Party B for all losses caused thereby.

5.	If the problems and disputes in subparagraphs 3 and 4 of this article must be dealt with directly by Party B, Party A shall give maximum support and bear all responsibilities, losses and expenses arising therefrom during and after Party B ’s handling.

6.	Party A shall, in accordance with the time and amount stipulated in the relevant clauses of this contract and its appendices, make timely and full payment of information service fees, security deposits, top-up funds, etc.

Article 6, Party B’s Rights and Obligations

1.	Party B is responsible for arranging information service work according to the agreement of both parties, and ensuring the stability and reliability of Party B’s platform; if it is difficult to implement information service work due to Party B’s platform, Party B can propose a corresponding adjustment plan to Party A for reconfirmation.

2.	Party B has the right to review the content and form of the cooperation products provided by Party A. Party B has the right to ask Party A to make revisions to the content and form of expression that do not comply with laws and regulations. Before Party A makes revisions, Party B has the right to refuse Provide corresponding information services. The resulting responsibilities shall be borne by Party A, and Party B shall not bear any liability for breach of contract. Party B’s review is not deemed to be Party B’s approval and guarantee for any content and form of expression.

3.	During the effective period of this contract, Party B has the right to use Party A’s company name, trade name, trademark and relevant materials or content of the cooperative product during the service process of the cooperative product, but such use shall not exceed the scope of this contract. Party B has the right to sublicense this right to Party B’s platform, and is obliged to confirm that Party B’s platform’s use of Party A’s information provided by Party B shall also not exceed the provisions of this contract. At the same time, Party B shall not disclose the promotion data obtained from Party A to any third party.

4.	Party B shall provide Party A with information services in accordance with the provisions of this contract. If Party B has an error in the display position (that is, “wrong display” or insufficient display time (that is, “missed display”) , Party B shall give Party A compensation of the same value for each wrong display or missed display.

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5.	Party B shall not, by itself or authorize any third party, carry out any modification, update, secondary development, cracking, compilation, reverse engineering, etc. or any other similar acts on the cooperative product, except for the purpose of this contract and with the written consent of Party A.

6.	Party B and Party B’s platform need to shut down and maintain its equipment regularly or irregularly for the normal development of business. Party A fully understands that if the information service under this contract cannot be implemented as planned due to such circumstances, is not regarded as a breach of contract by Party B, but Party B is obliged to try its best to avoid service interruption or limit the interruption time to the shortest time.

7.	During the cooperation period, if the external cooperation and sales policies of Party B and Party B’s platform (including but not limited to price, delivery, discount policies, etc.) are adjusted, after the implementation period of the announced new sales policy begins, Party A has signed all valid orders shall be executed in accordance with the new sales policy; if Party A disagrees with the new sales policy announced by Party B and Party B’s platform, Party B has the right to terminate this agreement in advance without any obligation after settlement of the completed specific cooperation. Liability for breach of contract.

8.	Based on the consideration of the overall interests of the market and the business needs of Party B or the adjustment of Party B’s platform, Party B may adjust its service content, layout, page design and other related aspects from time to time. If the above adjustments affect the promotion and release under this contract (including release spot and/or release period, etc.), Party A will give full understanding, but Party B is obliged to minimize the above impact as much as possible.

Article 7, Confidentiality Clause

1.	Either party to the contract is obliged to keep confidential the business secrets that the other party has not disclosed to the public during the cooperation process. Without the written permission of the other party, neither party shall disclose it to a third party, otherwise it shall bear the liability for breach of contract and compensate for the loss, and pursue its relevant legal responsibilities according to law. Except for those that must be disclosed to competent institutions (such as government law enforcement agencies, stock exchanges, etc.) in accordance with relevant regulations .

2.	Commercial secrets refer to technical information, business information, customer information, business data, financial information and other information that can bring benefits and influence to the party that are not disclosed to the public.

3.	Regardless of whether this contract is terminated or not performed for any reason, both parties shall still abide by the above-mentioned confidentiality obligations, until the other party terminates this obligation in writing, or the trade secret has become public information in the industry, and in fact there will be no violation of this contract. Until the confidentiality clause causes any damage to the other party.

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Article 8, Contract Modification and Termination

1.	Party A and Party B can change the content of the contract or terminate the contract after reaching a consensus and confirming in writing.

2.	Without both parties’ consensus and written confirmation, and on the premise that neither party is in breach of the contract, if one party unilaterally claims to change or terminate this contract, the legal effect of contract change or termination will not arise, and the other party will suffer losses as a result. If so, the other party should be compensated for the economic losses suffered.

3.	This contract may be terminated due to statutory circumstances, conditions stipulated in this contract or mutual agreement between the two parties; the early termination of this contract shall not affect the rights and obligations of both parties under this contract prior to the early termination date of this contract.

Article 9, Liability for Breach of Contract

1.	If any party violates the obligations stipulated in this contract, the breaching party shall immediately stop its breach of contract and continue to perform its obligations in accordance with the contract on the date of receiving the written notice from the observant party requesting to correct its breach of contract, and within ten (10) days to compensate the non-breaching party for all losses suffered thereby within days. If the breaching party continues to breach the contract or fails to perform its obligations, the non-defaulting party has the right to terminate this contract in advance, in addition to obtaining compensation from the breaching party for all losses and pursuing legal responsibilities of the breaching party.

Article 10, Intellectual Property Rights

1.	Both parties recognize and respect the intellectual property rights owned or legally used by the other party or its affiliates. During the cooperation process, any party’s own intellectual property rights will not be transferred due to the cooperation between the two parties.

2.	During the term of cooperation, both parties should strictly use the intellectual property rights of the other party within the scope of authorization for the purpose of performance.

3.	Both parties shall ensure that their performance of obligations under this agreement does not infringe the intellectual property rights of the other party and any third party, and at the same time ensure that the other party will not infringe any third party’s intellectual property rights by using the content or software provided by the party.

4.	All hardware, software, programs, passwords, trade names, technologies, licenses, patents, trademarks, technologies, knowledge, etc. used by both parties are owned by the owners of each party, and there is no defect of rights. There is no right or interest in this.

5.	For any damage (including economic damage, goodwill damage, etc.) suffered by the other party due to one party’s violation of the preceding paragraph, the breaching party shall bear the corresponding liability for compensation to the non-defaulting party, and shall pay for the damage to the goodwill suffered by the non-defaulting party to eliminate adverse effects for the observant party within the scope of the damage.

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6.	If either Party A or Party B infringes on the intellectual property rights of a third party due to the use of the content or software provided by the other party, and is therefore involved in litigation, claims or other judicial procedures, the provider shall immediately assist the other party in handling the matter after receiving the notice from the other party, and bear all necessary expenses incurred in handling the case, such as attorney fees, litigation fees, travel expenses, or the amount of damages determined in the arbitration award or final court judgment, incurred by the injured party, and eliminate adverse effects for the injured party.

Article 11, Force Majeure

1.	“Force majeure event” refers to an event or reason that neither party to this contract can resist, nor can it be foreseen, even if foreseen, it cannot be avoided. In view of the special nature of the Internet, force majeure events also include the following situations that affect the normal operation of the Internet: hacker attacks; major impacts caused by technical adjustments by the telecommunications sector; temporary shutdowns caused by government regulations; virus attacks.

2.	If any party to this contract is affected by a force majeure event and cannot perform its obligations under this contract, according to the extent of the force majeure event, it can be partially or completely exempted from liability, but the party that is unable to perform its obligations due to a force majeure event shall Notify the other party within 48 hours from the date of the force majeure event, and provide reasonable and authentic certification documents to the other party within 5 working days after the end of the force majeure event , and perform necessary and reasonable obligations to reduce losses or negative impacts. If any party encounters force majeure after delay in fulfilling its obligations, it shall not be exempted from liability.

3.	If the force majeure event and its impact have not been terminated or eliminated one month after the occurrence, both parties may negotiate to terminate this agreement and shall not be liable for breach of contract.

Article 12, Dispute Resolution

1.	The conclusion, execution, interpretation and dispute resolution of this contract shall be governed by the laws and regulations of the People’s Republic of China (excluding Hong Kong, Macao and Taiwan regions).

2.	All disputes arising from or related to this contract shall be resolved through friendly negotiation between the two parties. If the negotiation fails, both parties agree to bring a lawsuit to the competent people’s court where Party B is located.

Article 13, Notification and Delivery

1.	Any notices, letters or materials between Party A and Party B shall be subject to the correspondence address, e-mail address, contact number and other information listed in the first part of this contract, and shall be sent by express, e-mail or fax. If one party relocates or changes its contact person, telephone number, fax or e-mail address, it shall notify the other party in writing within 3 working days before the change;

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2.	If the notification and letter are sent by fax, they shall be deemed delivered when the fax is sent; if they are mailed, they shall be deemed delivered on the date of postmark delivery; if they are sent by email, they shall be deemed delivered within 24 hours from the time of sending It is deemed to be delivered; if it is sent by express delivery, it is deemed to be delivered from the date when the other party signs for the delivery.

Article 14, Miscellaneous

1.	This contract shall come into effect from the date of signature and seal of both parties, and shall end when the rights and obligations of both parties under this contract are fulfilled.

2.	If the start date of the cooperation period stipulated in this agreement is earlier than the effective date of this agreement, the rights and obligations of both parties shall be implemented from the start date of the cooperation period and shall be bound by this contract.

3.	During the performance of this contract, if Party A and Party B confirm the cooperation mode, product content, release time, fee settlement and other matters through the corporate email, the content of the confirmed email is an effective part of this contract and has the same legal effect.

4.	For matters not covered in this contract, upon mutual agreement between Party A and Party B, a supplementary contract can be signed separately, and the supplementary contract has the same legal effect as this contract.

5.	During the performance of this contract, if any party merges, acquires or reorganizes with a third party, the successor company will continue to perform the unfinished part of this contract.

6.	There are two copies of this contract, each of Party A and Party B holds one copy, which has the same legal effect.

(No text below)

Party A: Beijing Hangtian Kadi Technology Development Institute	Party B: Beijing Haoxi Digital Technology Co., Ltd.

Authorized Representative Signature:	Authorized Representative Signature:

Date: 2021.10.08	Date: 2021.10.08

(affixed with corporate seal)	(affixed with corporate seal)

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Information Technology Service Framework Contract

Contract number: BJHX- 20230101- 01

Party A: Beijing Hangtian Kadi Technology Development Institute

Address: 2006, Building 21, Fuli Shengyueju, Gugong Town, Daxing District, Beijing

Contact person: Zhao Pengxue

Tel.: [*]

Party B: Beijing Haoxi Digital Technology Co., LTD

Address: 801, Block C, Floor 8, Building 103, Huizhong Zhongli, Chaoyang District, Beijing

Contact person: Xu Lei

Contact number: [*]

In accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations, party A and Party B enter into this Contract on the basis of equal and voluntary negotiation and on the principles of honesty and trustworthiness, mutual benefit and common development.

I. Definition

1.	For the cooperative products, Party A shall have independent and complete legal rights (including but not limited to ownership and relevant intellectual property rights), or Party A shall legally authorize the basic products or services to entrust Party B to provide specific information services.

2.	Party B’s platform: refers to party B’s agent operating platform or other third-party channels or platforms cooperating with Party B.

3.	Cooperation mode: including but not limited to the following (2.4) mode

1)	CPA (Cost Per Action) Users who successfully download, install and open the cooperative products online through Party B’s platform shall be regarded as an effective installation and activation, that is, to produce an effective CPA.

2)	CPT (Cost Per Time) is the time billing model by the information service.

3)	CPD (Cost Per Download) is: the bidding system on the delivery platform is charged according to the download volume.

4)	CPC (Cost Per Click) is: effective billing by the user.

5)	CPM (Cost Per Mille) cost per thousand people.

4.	Information service refers to a service that displays and publishes product information from the platform through the relevant pages or interface of Party B’s platform or the third-party channel platform, including but not limited to consulting service, account opening service, content maintenance, after-sales support, product training, content release, activity execution and other projects.

5.	Information service fee: refers to the information service remuneration obtained by Party B according to the cooperation mode agreed upon by both parties.

II. Term of Service

Service period: from January 1, 2023 to December 31, 2023. After the expiration of the agreement, if neither party raises any objection in writing, the validity period of the agreement will be automatically extended for one year.

III .. Service Content

1.	The original contract shall be applied repeatedly during the cooperation period and shall be binding on both parties.

2.	Party B shall provide information services to Party A in accordance with this Agreement.

3.	After Party A receives the corresponding fees from Party A, it shall serve as the effective basis for the confirmation of Party B’s information service.

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IV .. Information Service Fee and Settlement and Payment Method

1.	Payment method: Party A shall pay the fee to Party B in the form of bank transfer.

2.	Bank account information of Party B is as follows:

3.	Account name: Beijing Haoxi Digital Technology Co., LTD

4.	Bank: [*]

5.	Account number: [*]

6.	Issue invoices:

Party B shall issue a special VAT invoice to Party A that meets the requirements of the national tax authorities according to the actual amount of the payment for each time. The taxable service category of the invoice is “technical service fee”, and the tax rate is 6%. Party A’s billing information is as follows:

invoice title: Beijing Hangtian Kadi Technology Development Institute

Invoice content: technical service fee

Taxpayer’s registration number: [*]

Invoice address: Room 301-08,09,10,11, Floor 3, Building 13, No.15, Jingsheng South Second

Street, Tongzhou District, Beijing

Invoice Tel: [*]

Bank: [*]

Bank account No.: [*]

7.	Both parties shall bear all kinds of taxes and fees for the income generated under the wooden contract; the commission fee for information service fee paid to Party B shall be borne by Party A.

V. The Rights and Obligations of Party A

1.	Party A shall in the cooperative products expected five working days, in the form of email to Party B with the cooperation product content under this contract (including but not limited to material, design samples, product form, etc.), used by Party B, information service to party a cannot provide the cooperative product content promotion delay or cannot perform accident, Party B does not assume any responsibility, if any losses caused to Party B shall be borne by Party A.

2.	During the term of information service, if Party A needs to update or change the icon or text, Party A shall notify Party B in writing 5 working days in advance and deliver the replacement icon or text to Party B.

3.	Party A warrants that the text, pictures, technology, software and other cooperative products provided shall not violate any laws, regulations, public and ethical standards and shall not infringe any rights of the second party, including but not limited to the intellectual property rights, reputation rights, portrait rights and other legal rights of the third party. If Party A’s breach of this guarantee leads to any dispute, or Party B has reason to believe that Party A’s behavior will lead to such a situation, Party A shall be solely and completely responsible, and Party B shall not assume any responsibility. Party A shall compensate Party B for all losses suffered thereby, and Party B shall have the right to terminate this Contract at any time.

4.	Party A warrants that the cooperative products provided shall not contain viruses, Trojan horses, or other harmful programs and codes in the programs and pages. There are no malicious link jump, deduction fee or other cases that may cause loss of privacy or property in use; if Party B fails to discover during the inspection, but is found in the process of launching the information service, Party B shall have the right to immediately stop the information service to Party B according to the feedback from the platform of Party B and the platform, if Party B requires Party B to assume corresponding legal liabilities and compensate for all the losses caused to Party B.

5.	If the problems and disputes in paragraphs 3 and 4 of this Article must be directly handled by Party B, Party A shall give the maximum support and bear all responsibilities, losses and expenses caused by Party B during and after the settlement.

6.	Party A shall pay in time and in full the information service fee, security deposit, recharge payment and other payments in accordance with the time and amount stipulated in the relevant provisions of this Contract and the appendix.

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VI. The Rights and Obligations of Party B

1.	Party B shall be responsible for arranging the information service work as agreed by both parties and ensuring the stability and reliability of Party B’s platform. If the information service implementation is difficult due to Party B’s platform, Party B may propose a corresponding adjustment plan to Party A for Party A’s re-confirmation.

2.	Party B shall have the right to examine the contents and forms of the cooperative products provided by Party A, and shall have the right to request Party A to modify the contents and forms that do not conform to laws and regulations. Party B shall have the right to refuse to provide relevant information services before Party A makes the changes. The liability caused thereby shall be borne by Party A, and Party B shall not bear any liability for breach of contract. Party B’s review shall not be deemed as party B’s recognition and guarantee of any content and form of expression.

3.	During the term of this Contract, Party B shall have the right to use party A’s company name, trade name, trademark and relevant materials or contents of the cooperative products in the process of serving the cooperative products, but such use shall not exceed the scope agreed herein. Party B has the right to license this right to Party B’s platform and is obliged to confirm that the use of Party A’s materials provided by Party B shall not exceed the provisions herein. At the same time, Party B shall not disclose the promotion data obtained from Party A to any second party.

4.	Party B shall provide information services for Party A in accordance with the provisions herein. If Party B has any display error (i.e., “misdisplay” or insufficient display (i.e., “missed displauy”), Party B shall compensate Party A for the same value according to the principle of “one for error and one for omission”.

5.	Party B shall not, by itself or authorize any third party to make any modification, update, secondary development, crack, compilation, reverse engineering or any other similar behavior, except for the purpose of this Contract and with the written consent of Party A.

6.	Party B and Party B platform to normal business, need regularly or irregularly to the equipment maintenance, Party A to fully understanding, such as such cases of the contract under the information service cannot perform as planned, not default as Party B, but Party B has the obligation to try to avoid service interruption or limit the interruption time in the shortest time.

7.	During the cooperation period, if the foreign cooperation and sales policies (including but not limited to price, distribution, discount policies, etc.) of Party B and the platform are adjusted, all effective orders signed by Party A shall follow the new sales policy; if Party A does not agree with the new sales policy published by Party B and Party B. Party B shall have the right to terminate this Agreement in advance after the settlement of the completed specific cooperation without any liability for breach of contract.

8.	Based on the overall interests of the market and party b or platform adjustment, Party B may not regularly adjust its services, content, layout, page design, such as affected by the above adjustment under the promotion of this contract (including release location and / or release, etc.), Party A will give full understanding, but Party B has the obligation to reduce the impact to a minimum as far as possible.

VII. Confidentiality Clause

1.	Either party shall have the obligation to keep confidential the trade secrets that the other party has not disclosed to the public in the course of cooperation. Without the written permission of the other party, neither party shall disclose the breach to a third party, otherwise it shall bear the liability for breach of contract and compensate for the losses, and investigate the relevant legal liabilities according to law. Except for those that must be disclosed to the competent institutions (such as government law enforcement departments, stock exchanges, etc.) according to the relevant regulations.

2.	Trade secrets refer to the technical information, business information, customer information, business data, financial information and other information that can bring benefits and influence to the party that are not disclosed to the public.

3.	Whether this Contract is terminated or no longer performed for any reason, both parties shall still abide by the above confidentiality obligation until the party releases this obligation in writing, or the trade secret has become the public information in the industry, and will not cause any damage to the other party due to the breach of the confidentiality terms of this Contract.

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VIII. Modification and Termination of the Contract

1.	Party A and Party B may modify the contract or terminate the contract upon written confirmation.

2.	Without mutual agreement of both parties and written confirmation in writing, on the premise of neither breach, if one party unilaterally claims modification or termination of the Contract, there shall be no legal effect of modification or termination of the contract, and if the other party suffers losses, it shall compensate the other party for the economic losses suffered.

3.	This Contract may be terminated due to legal circumstances, circumstances agreed herein or agreed by both parties through negotiation; the early termination of this Contract shall not affect the rights and obligations of both parties hereunder before the early termination date of this Contract.

IX. Liability for Breach of Contract

1.	If either party breaches the obligations under this Contract, the breaching party shall correct the request from the non-breaching party On the date of written notice, it shall immediately stop its breach, continue to perform its obligations in accordance with the contract, and at ten (10) The non-breaching party shall be compensated for all losses incurred thereby. If the breaching party continues to breach or fails to perform its obligations, the non-breaching party shall have the right to terminate the contract in advance in addition to the compensation for all the losses of the breaching party and the legal liabilities of the breaching party agreement.

X. Intellectual Property Rights

1.	Both parties shall recognize and respect the intellectual property rights owned or legally used by the other party or their affiliates. In the process of cooperation, the intellectual property rights owned by either party shall not be transferred due to the cooperation between both parties.

2.	In the process of cooperation, both parties shall strictly use the other party’s intellectual property rights within the scope of authorization for the purpose of performing the contract.

3.	The Parties shall ensure that the performance of their obligations under this Agreement does not infringe the intellectual property rights of the other party and any third party, and at the same time that the other party does not infringe any intellectual property rights through the use of the content or software provided by the party.

4.	All the hardware, software, procedures, passwords, trade name, technology, license, certificate, patent, trademark, technology and knowledge used by both parties shall be owned by the owners of each party without any right defects, and the other party or a third party shall not have any right or interest therein.

5.	If either party suffers any damage (including economic damage, goodwill damage, etc.) from the other party that violates the provisions of the preceding paragraph and the party breaches the contract, the party shall bear the corresponding liability to the non-breaching party and eliminate the adverse impact for the non-breaching party within the scope of the goodwill damage to the non-breaching party.

6.	Any party by using the content or software of the other party to infringe the third party intellectual property rights, and therefore, involved in litigation, claims or other judicial procedures, the other party, shall immediately assist the other party, legal fees, travel expenses or arbitration award or law, the amount of damages determined in the final judgment for all necessary expenses to handle the case, and eliminate the adverse impact for the injured party.

XI. Force Majeure

1.	“Force Majeure Event” means any event or cause which neither party can resist, foresee, or even foresee. In view of the special nature of the Internet, force majeure events also include the following conditions affecting the normal operation of the Internet: Hacking attacks: significant impact of the technical adjustment of the telecommunications sector: temporary shutdown due to government control; virus invasion.

2.	The obligations under this Contract cannot be performed due to the impact of force majeure events The degree of the impact of the force majeure event may be exempted from liability in part or entirely, but the party unable to perform the obligations of the force majeure event shall notify the other party within 48 hours from the date of the occurrence of the force majeure event. Within 5 working days after the end of the force majeure event, provide the reasonable and true supporting documents to the other party, and perform the necessary and reasonable obligations to reduce the loss or negative impact. If either party suffers force majeure after delaying the performance of its obligations, it shall not be exempted from liability.

3.	If the force majeure event and its impact are not terminated or eliminated one month after its occurrence, both parties may negotiate Stop this Agreement and is not liable for breach.

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XII. Settlement of Disputes

1.	The conclusion, execution and interpretation of this Contract and the settlement of disputes shall be governed by the laws and regulations of the People’s Republic of China (excluding Hong Kong, Macao and Taiwan regions).

2.	Any dispute arising from, or in connection with, this Contract shall be settled by both parties through friendly negotiation. If no agreement can be reached through negotiation, both parties agree to file a lawsuit with the competent people’s court in the place where Party B is located.

XIII. Notice and Service

1.	Any notice, letter or information between party A and Party B shall be subject to the mailing address, E-mail address, contact telephone number and other information listed in the first part hereof, and shall be sent in the form of express delivery, E-mail or fax. If one party changes the address or changes the contact person, telephone, fax, E-mail address, it shall notify the other party in writing within 3 working days before the change; otherwise, if one party serves the address to the other party according to this agreement, it shall be deemed to have served the party.

2.	If the notice or letter is delivered in fax, sending the fax is deemed to be delivery. If it is delivered in mail, the date of postmark shall be delivery. If it is delivered in e-mail, it shall be delivery after 24 hours of sending. If it is delivered in express courier, the date when the party signs it shall be delivery.

IX. Other

1.	This contract shall come into force upon the date of signature by both parties until the completion of the rights and obligations of both parties hereunder.

2.	If the commencement date of the cooperation term agreed herein is earlier than the effective date of this Agreement, the rights and obligations of both parties shall be from the term of cooperation Starting date and is subject to this Contract. 3. During the performance of this Contract, if party A and Party B confirm the cooperation mode, product content, delivery time, fee settlement and other matters through the enterprise email, the confirmed E-mail content shall be an effective part of this Contract and shall have the same legal effect as the wood contract.

4.	For matters not covered herein, a supplementary contract may be signed by both parties upon mutual agreement through negotiation. The supplementary contract shall have the same legal effect as this contract.

5.	During the performance of this Contract, if either party merges, merges or reorganized with a third party, the successor company shall continue to perform the unfinished part under this Contract.

6.	This contract is made in duplicate, with each party holding one copy and each copy having the same legal effect.

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(No text available below)

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Party A: Beijing Hangtian Kadi Technology Development Institute	Party B: Beijing Haoxi Digital Technology Co., Ltd.

Authorized Representative Signature:	Authorized Representative Signature:

Date: 2023.01.02	Date: 2023.01.02

(affixed with corporate seal)	(affixed with corporate seal)

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